Exhibit 99.14


Contact: Michael Sherman                                  FOR IMMEDIATE RELEASE
Tel. 662-893-8360
Cell 901-351-9861
Email: msadvertising@aol.com


                Multiband Reports Positive EBITDA For 2nd Quarter
                     Revenues Up 39% Over 2nd Quarter 2003,
                        And Up 37% Over 1st Quarter 2004

                          A Surge In Recurring Revenues
                           Fuels Increasing Cash Flow
                       Driven By A Subscriber Base Up 304%


New Hope, Minnesota, August 18, 2004. Multiband Corporation (NASDAQ: MBND-News), formerly Vicom, Inc., one of the nation's largest providers of video, voice, and data services to Multi-Dwelling Units, including apartment buildings and time share resorts, today reported the results of its 2nd quarter operations which ended June 30, 2004.

Multiband reports that it has achieved positive EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) in the amount of $70,826 vs an EBITDA loss of $731,995 in the prior period ending March 31, 2004. This represents an increase of over $800,000. As is common in the cable and telecommunications industries, the Company uses EBITDA as a measure of performance to demonstrate earnings exclusive of interest and non-cash events.

Revenues for the period increased 39.2% over the comparable period a year ago to $7,918,362 and were up nearly 38% from the previous quarter of this year.

Multiband reports approximately 28,000 customers receiving video, voice, and data services from Multiband's new Subscriber Services Division. In addition, as an exclusive Master System Operator for DirecTV, Multiband is one of the largest providers of DIRECTV services to Apartments, Lodging, Hospitality Locations, Restaurants and Timeshare Resorts in the United States, servicing approximately 40,000 DIRECTV customers, bringing Multiband's owned and serviced subscriber base to approximately 70,000.

Multiband's other new division, Multiband Business Solutions, offers professional services and products, with emphasis on security and surveillance, mobility, support, communications and infrastructure solutions to commercial, professional and institutional clients of all sizes. It services approximately 2,600 clients as of June 30, 2004.

These numbers are up substantially from the approximate 9,700 consumer accounts recorded as of March 31, 2004. Revenues generated from recurring accounts jumped dramatically from the first quarter climbing from $679,533 in the quarter ended March 31, 2004 to $2,843,711 in the period ending June 30, 2004. Recurring revenues in the comparable quarter a year ago were $357,961.

James L. Mandel, Multiband CEO stated, "Our strategy of aggressive acquisition and subscriber growth has led to the resulting positive EBITDA for the second quarter. We are thrilled to have achieved this performance ahead of our expectations. I believe these facts speak to, not only the quality of the newly acquired assets, but to the depth and quality of our management and associate teams who are ultimately responsible for the operation and growth of the facilities under our ownership and direction."

Multiband will be holding a conference call at 1:00 PM CT today, Wednesday, August 18th, to discuss this press release and other events. Dial 1-888-676-2454 and ask for the Multiband Conference Call.

                                       ###

If you'd like more information about this topic, or to schedule an interview with Jim Mandel, please call Michael Sherman at 662-893-8360 or send an email to msadvertising@aol.com. For financial information, please call Stan Altschuler of Strategic Growth International at 212-838-1444 or send an email to saltschuler@sgi-ir.com.



About Multiband Corporation

Multiband Corporation (NASDAQ:MBND), formerly Vicom, Incorporated, formed in 1975, provides voice, data and video systems and services to business and government clients, and to multiple dwelling units (MDUs), including apartment buildings and time share resorts. The Company's products and services are sold to clients located throughout the United States. The Company has two operating divisions, Multiband Business Solutions and Multiband Subscriber Services, which encompasses the wholly owned subsidiary corporations, Multiband USA, Inc. and URON, Inc.

In July 2004, the Company acquired Rainbow Satellite LLC, a private cable operator. Rainbow, with locations throughout the United States, has subscriber concentrations in California, Colorado, Illinois, Texas, Florida and New York. In August of 2004, Multiband acquired assets from 21st Century Satellite LLC, adding 23 upscale RV and Mobile Home Parks to its portfolio and raising it's owned and serviced subscriber base to over 70,000. Multiband has offices in Fargo, Minneapolis, Rochester, Los Angeles, San Francisco, Denver, Chicago, and Tampa with satellite facilities through subcontractors in St. Louis, Dallas, and New York. For additional information, please go to www.multibandusa.com.

Multiband Business Solutions

Multiband provides a full range of voice, data and video communications systems and service to more than 2,600 clients, including system integration, training and related communication sales and support activities for commercial, professional and institutional clients, most of which are located in Minnesota and North Dakota. Multiband partners with Hewlett Packard Co, Cisco Systems, Inc., Microsoft, Citrix Systems Inc., Veritas Software Corp., Nortel Networks, Tadiran Telecommunications, Inc., Iwatsu America, NEC America, Inc., Nortel Networks Corp. and other manufacturers of communications and electronic products and equipment. Multiband uses these products to design telecommunications and computer systems to fit its clients' specific needs and demands.

Products sold by Multiband include Voice over IP (VoIP), Private Branch Exchange
(PBX), telephone systems, hubs and routers used as interconnection devices in computer networks, personal computers, desktop video-conferencing units and the wire and cable products required to make all the other aforementioned products integrate and operate as necessary. Multiband is authorized for depot and on site warranty repair for many manufacturers, including Apple Computers, Hewlett Packard Co., Xerox Corp., Sun Microsystems, Inc., International Business Machines Corp. (IBM) and Okidata Corp.

Multiband Subscriber Services

Multiband Subscriber Services is an exclusive DIRECTV Master System Operator and one of the largest providers of DIRECTV Services to apartments, lodging, hospitality locations, restaurants and timeshare resorts in the United States. Multiband Subscriber Services addresses the MDU (Multi Dwelling Unit) market, satisfying MDU property owners and managers by delivering solutions to deal with satisfying residents who desire satellite television service without visually unattractive installation or presenting a structural/maintenance problem and providing competitive access for local and long distance telephone, DIRECTV and Internet services. Multiband also provides the consumer with several benefits, including lower cost for service. In addition, Multiband provides DIRECTV, multiple feature local phone services such as call waiting, call forwarding and three-way calling, better than industry average response times, one number for billing and service needs, one bill for local, long distance, DIRECTV and Internet. The company currently operates nation wide.

The discussion above contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements by their nature involve substantial risks and uncertainties. Actual results may differ materially depending on a variety of factors. To comply with Regulation G promulgated pursuant to the Sarbanes-Oxley Act, Multiband Corporation attached to this news release and will post to the company's investor relations web site (www.multibandusa.com) any reconciliations of differences between non-GAAP financial information that may be required in connection with issuing the company's quarterly financial results.

                                                            Multiband Corporation and Subsidiaries
                                                        Reconciliation of Non-GAAP Financial Measures

                                                 Three Months Ended June 30,            Six Months Ended June 30,
                                                 2004                2003               2004                2003
                                          ------------------- ------------------- ------------------ -------------------
EBITDA                                               $70,826         $ (353,728)         $(661,168)          $(674,500)
Interest Expense                                   (278,845)           (205,884)          (597,380)           (516,908)
Depreciation and Amortization                    (1,243,455)           (375,052)        (1,628,684)           (709,374)
                                                 -----------           ---------        -----------           ---------

Net Loss                                        $(1,451,474)          $(934,664)       $(2,887,232)        $(1,900,782)
                                                ============          ==========       ============        ============